Exhibit 99.3

diaDexus, Inc.
Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

diaDexus, Inc. (unaudited)
Index
June 30, 2010 and 2009 and December 31, 2009

Page(s)
Financial Statements
Unaudited Balance Sheets	1
Unaudited Statements of Operations	2
Unaudited Statements of Cash Flows	3
Notes to Unaudited Financial Statements	4–16

diaDexus, Inc.
Unaudited Balance Sheets
As of June 30, 2010 and December 31, 2009

(in thousands of dollars, except share and per share data)	June 30, 2010	December 31, 2009

Assets
Current assets
Cash and cash equivalents	$4,077	$2,539
Available-for-sale investments	-	2,262
Accounts receivable (net of allowances for doubtful accounts of $166 and rebate reserve of $240, respectively, and $0 and $46 at June 30, 2010 and December 31, 2009, respectively)	1,122	1,637
Accounts receivable from related party	175	295
Inventory	130	221
Restricted cash	400	-
Prepaid expenses and other current assets	1,126	618
Total current assets	7,030	7,572
Property and equipment, net	927	1,366
Restricted cash	-	400
Other assets	3	130
Total assets	$7,960	$9,468
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$336	$273
Accrued liabilities	2,069	1,922
Deferred revenue, current portion	316	318
Deferred rent, current portion	210	194
Note payable VaxGen, Inc.	4,000	-
Note payable shareholders	1,500	-
Notes payable	-	3,498
Total current liabilities	8,431	6,205
Deferred revenue, net of current	988	1,140
Deferred rent, net of current	-	103
Warrant liability	33	36
Total liabilities	9,452	7,484
Commitments and contingencies (Note 9)
Convertible Preferred stock, $0.01 par value - 82,326,283 shares authorized; 80,277,609 shares issued and outstanding at June 30, 2010 and December 31, 2009 (liquidation value $176,752 at June 30, 2010 and December 31, 2009)	168,242	168,242
Stockholders’ deficit
Common stock, $0.01 par value - 170,000,000 shares authorized, 1,814,494 shares issued and outstanding at June 30, 2010 and December 31, 2009	18	18
Additional paid-in capital	12,794	12,739
Accumulated deficit	(182,546)	(179,015)
Total stockholders’ deficit	(169,734)	(166,258)
Total liabilities, convertible preferred stock and stockholders’ deficit	$7,960	$9,468

The accompanying notes are an integral part of these financial statements.

diaDexus, Inc.
Unaudited Statements of Operations
Six Months Ended June 30, 2010 and 2009

(in thousands of dollars, except share and per share data)	2010	2009

Revenues
License revenue	$153	$158
Royalty revenue	1,745	2,214
Product sales	3,060	3,132
Product sales to related party	340	783
Total net revenues	5,298	6,287
Costs and operating expenses
Product costs	2,247	1,762
Research and development	1,979	1,962
Sales and marketing	2,652	3,429
General and administrative	1,660	1,608
Total operating expenses	8,538	8,761
Loss from operations	(3,240)	(2,474)
Interest and other income	7	208
Interest and other expense	(298)	(685)
Net loss	$(3,531)	$(2,951)

Net loss per share of common stock, basic and diluted	$(.19)	$(.15)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	19,059,144	19,059,144

The accompanying notes are an integral part of these financial statements.

diaDexus, Inc.
Unaudited Statements of Cash Flows
Six Months Ended June 30, 2010 and 2009

(in thousands of dollars)	2010	2009

Cash flows used in operating activities
Net loss	$(3,531)	$(2,951)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	443	455
Amortization (accretion) on investments	12	(28)
Stock-based compensation expense	55	83
Provision for doubtful accounts	166	(8)
Provision for rebate reserve	193	(16)
Noncash other income related to warrants	(3)	(146)
Noncash interest associated with amortization of discount on notes payable / accrual of final payment on loan	66	399
Amortization of deferred rent	(87)	(61)
Changes in operating assets and liabilities
Accounts receivable	156	82
Accounts receivable from related party	120	(272)
Inventory	(158)	(155)
Inventory write-off	249	-
Prepaid expenses and other current assets	(381)	21
Accounts payable	63	169
Accrued liabilities	182	(810)
Deferred revenue	(154)	(173)
Net cash used in operating activities	(2,609)	(3,411)
Cash flows from investing activities
Purchases of property and equipment	(4)	(156)
Maturities of available-for-sale investments	2,250	4,500
Purchases of available-for-sale investments	-	(8,227)
Net cash provided by (used in) investing activities	2,246	(3,883)
Cash flows used in financing activities
Proceeds from issuance of common stock	-	3
Proceeds from issuance of convertible preferred stock, net	-	(14)
Proceeds from issuance of notes to VaxGen, Inc.	4,000	-
Proceeds from issuance of notes to shareholders	1,500	-
Principal repayment of the loan	(3,599)	(1,934)
Net cash provided by (used in) financing activities	1,901	(1,945)
Net change in cash and cash equivalents	1,538	(9,239)
Cash and cash equivalents at beginning of year	2,539	11,580
Cash and cash equivalents at end of period	$4,077	$2,341
Supplemental disclosure
Interest paid	$528	$321

The accompanying notes are an integral part of these financial statements.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

1.	Organization

Nature of Business Activities

diaDexus, Inc. (“diaDexus” or the “Company”), was founded as a Delaware limited liability company in August 1997 by GlaxoSmithKline Corporation (“GlaxoSmithKline”, formerly SmithKline Beecham Corporation) and Incyte Genomics, Inc. (“Incyte”).  In April 2000, the Company was converted to a Delaware corporation.

The Company is a diagnostics company focusing on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease.

On May 28, 2010, the Company entered into an Agreement and Plan of Merger and Reorganization, as amended on June 24, 2010 (the “Merger Agreement”), with VaxGen, Inc. (“VaxGen”), Violet Acquisition Corporation, a wholly owned subsidiary of VaxGen (“Merger Sub I”), Violet Acquisition, LLC, a wholly owned subsidiary of VaxGen (“Merger Sub II”), and John E. Hamer, as the representative of the Company’s stockholders.  Pursuant to the Merger Agreement, diaDexus became a wholly owned subsidiary of VaxGen through a merger of Merger Sub I with and into diaDexus, with diaDexus being the surviving company in the merger (“Merger I”), and, immediately following the effectiveness of Merger I, the merger of diaDexus with and into Merger Sub II, with Merger Sub II being the surviving entity in the merger (“Merger II” and together with Merger I, the “Merger”). The Merger was consummated on July 28, 2010; see Note 16 - Subsequent Events.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. In the opinion of management, such interim financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of financial position, results of operations and cash flows for such periods.

The results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the full year or any subsequent period. The information included in these financial statements should be read in conjunction with the Company’s financial statements for the years ended December 31, 2009 and 2008.

These financial statements are prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities in the normal course of business.  The Company has incurred net operating losses and negative cash flows from operations during every year since inception.  At June 30, 2010, the Company has an accumulated deficit of $182.5 million. Management was pursuing financing alternatives and on July 28, 2010 completed a merger with VaxGen that improves the combined Company’s liquidity position. Management believes the combined Company has sufficient funds to continue its product development and increase product revenue to level which will achieve profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

2.	Significant Accounting Policies

The Company’s significant accounting policies are disclosed in the financial statements for the years ended December 31, 2009 and 2008. These accounting policies have not significantly changed.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the rollforward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on the Company’s condensed Consolidated Financial Statements.

3.	Net Loss per Share

Basic net loss per share of common stock is computed by dividing the Company’s net loss attributable to shareholders by the weighted-average number of shares of common stock that the Series F preferred shareholders received in connection with the Merger; see Note 16 - Subsequent Events. No holders of common shares or other series of preferred shares of diaDexus received any VaxGen shares on account of such shares, and such shares are, therefore, not included in the calculation. Diluted net loss per share of common stock is computed by giving effect to all potentially dilutive securities, including stock options, warrants and convertible preferred stock. Basic and diluted net loss per share of common stock were the same for the six months ended June 30, 2010 and 2009, as the inclusion of all potentially dilutive securities outstanding was anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss are the same for the six months ended June 30, 2010 and 2009.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share of common stock because including them would have been anti-dilutive:

	June 30,
	2010	2009

Common stock outstanding	1,814,494	1,799,786
Convertible preferred stock outstanding	69,437,915	69,437,915
Period-end stock options to purchase common stock	17,658,739	15,582,329
Common stock warrants outstanding	58,529,838	58,529,838
Convertible preferred stock warrants outstanding	744,065	744,065
	148,185,051	146,093,933

4.	Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and available-for-sale investments.  The Company’s cash and cash equivalents and available-for-sale securities are invested in deposits and securities held with three major financial institutions in the United States of America that management believes are trustworthy.  Deposits and securities held in these financial institutions may exceed the amount of insurance provided on such deposits.  The Company has not experienced any losses on its cash and cash equivalents and available-for-sale securities.

Revenues from the following four customers represented a significant portion of total revenue for the six months ended June 30, 2010 and 2009 and accounts receivable as of June 30, 2010 and December 31, 2009.

	Revenue		Accounts Receivable
	2010	2009	June 30, 2010	December 31, 2009

Customer A	22%	32%	25%	30%
Customer B	20%	13%	24%	6%
Customer C	7%	0%	7%	7%
Customer D	13%	8%	0%	12%

To achieve profitable operations, the Company must successfully develop, manufacture, and market its current and future products.  There can be no assurance that any such products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed.  These factors could have a material adverse effect upon the Company’s financial results, financial position and future cash flows.

The Company’s future products may require approval from the U.S. Food and Drug Administration (“FDA”) or certain international regulatory agencies prior to commencing commercial sales.  There can be no assurance that the Company’s future products will receive any of these required approvals.  If the Company was denied such approvals or such approvals were delayed, it would have a material adverse impact on the Company’s results of operations.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, uncertainty of market acceptance of products, product liability and the need to obtain additional financing.

5.	Fair Value Measurement

In accordance with the ASC 820, the Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1: Observable inputs, such as quoted prices in active markets for identical assets or liabilities;

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as considers counterparty credit risk in its assessment of fair value.

As of June 30, 2010, the Company had cash and cash equivalents of $4,076,666 and restricted cash of $400,000.  The following table presents the fair value of these certain financial assets and liabilities determined using the inputs defined at June 30, 2010.

	Fair Value Measurements at June 30, 2010
	(in thousands of dollars)
	Level 1	Level 2	Level 3	Total

Assets
Cash	$3,381	$-	$-	$3,381
Money market funds	696	-	-	696
Restricted cash	-	400	-	400
	$4,077	$400	$-	$4,477
Liabilities
Preferred stock warrant liabilities	$-	$-	$33	$33

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

	Fair Value Measurements at December 31, 2009
	(in thousands of dollars)
	Level 1	Level 2	Level 3	Total

Assets
Cash	$1,031	$-	$-	$1,031
Money market funds	1,007	-	-	1,007
Restricted cash	-	400	-	400
U.S. government and its agencies securities	-	2,763	-	2,763
	$2,038	$3,163	$-	$5,201
Liabilities
Preferred stock warrant liabilities	$-	$-	$36	$36

The change in fair value of the warrant liability is summarized below (in thousands of dollars):

	Six Months Ended June 30,
	2010	2009

Fair value at December 31	$36	$328
Change in fair value recorded as interest and other income, net	(3)	(146)
Fair value at June 30	$33	$182

The carrying amount reported in the balance sheet as of June 30, 2010 for our notes payable is $5,500,000. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the note payable approximates fair value.

6.	Inventory

Inventory consists of the following (in thousands of dollars):

	June 30,	December 31,
	2010	2009

Finished goods	$70	$79
Work-in-process	60	142
	$130	$221

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

7.	Property and Equipment

Property and equipment consist of the following (in thousands of dollars):

	June 30,	December 31,
	2010	2009

Laboratory equipment	$4,459	$4,456
Leasehold improvements	7,686	7,686
Computer and software	1,843	1,843
Furniture and fixtures	804	804
	14,792	14,789
Less: Accumulated depreciation and amortization	(13,865)	(13,423)
	$927	$1,366

Depreciation and amortization expense for the six months ended June 30, 2010 and 2009 was $443,000 and $455,000, respectively.

8.	Accrued Liabilities

Accrued liabilities consist of the following (in thousands of dollars):

	June 30,	December 31,
	2010	2009

Payroll and related expenses	$782	$914
Legal and patent expenses	584	40
Inventory	39	-
Sales tax	63	71
Royalty expenses	140	135
Marketing expenses	7	21
Interest payable	41	407
Sublease payment	119	115
Other	294	219
	$2,069	$1,922

9.	Notes Payable

VaxGen, Inc.

On May 28, 2010, in connection with the Merger Agreement, diaDexus entered into a Loan Agreement (the “Loan Agreement”) with VaxGen. Pursuant to the Loan Agreement, VaxGen agreed to loan to diaDexus up to $6.0 million in aggregate principal amount. The initial advance of $3.0 million under the Loan Agreement was made on May 28, 2010. The second advance of $1.0 million was made on June 29, 2010.  The third and fourth advances of $1.0 million may be made in VaxGen’s sole and absolute discretion. The loans made pursuant to the Loan Agreement bear simple interest of 10% per annum, payable at maturity. As of June 30, 2010, the notes payable to VaxGen totaled $4.0 million in principal amount. The notes will be forgiven upon the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

Shareholders

Pursuant to a Note Purchase Agreement, dated as of May 28, 2010, the Company issued to certain shareholders of diaDexus secured promissory notes in the aggregate principal amount of $1,500,000 (the “Shareholder Notes”). The Shareholder Notes are due and payable upon the earlier of the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement or May 31, 2011 and bear simple interest of 10% per annum. As of June 30, 2010, the Shareholder Notes totaled $1,500,000.

The VaxGen Loan and the Shareholder Notes are collateralized by all of diaDexus’ assets on a pari-passu basis. The security interests are granted pursuant to a Security and Collateral Agency Agreement entered into on May 28, 2010, by and among diaDexus, VaxGen and the purchasers of the Shareholder Notes (the “Collateral Agreement”), pursuant to which VaxGen will serve as collateral agent for itself and the purchasers of the Shareholder Notes. The security interests are first priority security interests, subject to pre-existing liens and certain permitted liens.

10.	Commitments and Contingencies

Lease Commitments

In June 2002, the Company entered into a facility sublease agreement for a laboratory and office facility in South San Francisco expiring in June 2011.  In connection with the lease assignment agreement, the Company subleased out a portion of its leased office facility in South San Francisco through December 31, 2007 which was subsequently extended through May 2011.  Minimum future lease payments as of June 30, 2010 are as follows:

(in thousands of dollars)	Lease Commitment	Sublease Income	Future Minimum Lease Commitment

2010	$896	$(492)	$404
2011	848	(393)	455
	$1,744	$(885)	$859

Rent expense was $789,000 and $789,000 for the six months ended June 30, 2010 and 2009.  The terms of the facility lease provide for rental payments on a graduated scale.  The Company recognizes rent expense on a straight-line basis over the lease period.  Deferred rent of $210,000 and $297,205 at June 30, 2010 and December 31, 2009, respectively, is included in the accompanying balance sheet.

Rental income from the sublease for the six months ended June 30, 2010 and 2009 was $714,000 and $691,000, respectively.  This has been included as a reduction to operating expenses in the statement of operations.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

Retention Bonus

The Company has a Retention Bonus Plan, as amended and restated as of June 24, 2010 (the “Retention Bonus Plan”), which provides retention bonus payments to participating employees upon the consummation of a Change in Control (as defined in the Retention Bonus Plan).  The transactions contemplated by the Merger Agreement, if consummated, will result in a Change of Control for purposes of this plan. Under the plan, 8% of the common stock issued by VaxGen under the Merger Agreement would be distributed to the participating employees.  The distribution to the participants is to be in cash unless the Compensation Committee of the Board of Directors determines that for any participant the distribution should be in the form of the common stock received by the Company’s shareholders. The Compensation Committee determined that the executive officers of the Company should receive VaxGen shares, except for amounts equal to the tax withholding required. All non-executive employees are to receive cash. The retention bonus will be expensed when paid.

Legal Proceedings
From time to time, the Company becomes involved in legal proceedings arising from the ordinary course of business.  Management is not currently aware of any matters that will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

11.	Warrants

The Company had the following unexercised convertible preferred and common stock warrants:

	Exercise Price per Share	Outstanding Shares as of June 30, 2010	Fair Value as of June 30, 2010	Risk-free interest rate	Remaining expected life (In years)	Dividend Yield	Volatility	Stock price

Series E Convertible Preferred	$0.84	148,827	$-	0.41%	0.38	-	50%	$0.23
Series E Convertible Preferred	$0.84	595,238	33,185	3.59%	7.04	-	50%	$0.23

Common Shares from Series E	$0.01	18,882,732	*	4.25%	0.38	-	70%	$0.40
Common Shares from Series E	$0.01	5,102,649	*	4.24%	0.58	-	70%	$0.11
Common Shares from Series E	$0.01	23,708,396	*	4.25%	1.42	-	70%	$0.11
Common Shares from Series F	$0.01	10,836,061	*	1.49%	3.50	-	50%	$0.03
		58,529,838

* The fair value Is included in the carrying value of the Convertible Preferred Stock

If the Merger is consumated, all of the common stock and convertible preferred stock warrants will terminate.

12.	Stock Option Plans

In January 2010, the Company’s Board of Directors adopted the 2010 Equity Incentive Plan (the “2010 Plan”) and reserved a total of 23,163,326 shares of the Company’s Common Stock for issuance under the 2010 Plan, under which 15,435,189 of these shares were converted from the 2000 Plan. These shares of the Company’s Common Stock were reserved for issuance to employees and consultants of the Company.  The Board of Directors has the authority to determine to whom options will be granted, the number of shares, the term and exercise price (which cannot be less than the estimated fair value at date of grant for incentive stock options or 85% of the estimated fair value for nonstatutory stock options).  If an employee owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of estimated fair value.  Options generally vest 25% after one year and 1/48 of all of the shares vest on each monthly anniversary of the vesting commencement date thereafter.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

Stock option activity under the Company’s plans is as follows:

		Options Outstanding
	Shares Available for Grant	Number of Options	Weighted Average Exercise Price per Share

Balances, December 31, 2009	7,607,620	15,555,706	$0.10
Options granted	(2,626,480)	2,626,480	0.02
Options cancelled	523,447	(523,447)	0.16
Balances, June 30, 2010	5,504,587	17,658,739	$0.15

The following summarizes information about stock options outstanding at June 30, 2010:

	Options Outstanding		Options Vested and Exercisable
	June 30, 2010		June 30, 2010
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Number Outstanding	Weighted Average Exercise Price

$5.00	30,000	0.81	30,000	$5.00
4.00	10,000	2.44	10,000	4.00
1.80	213,633	2.11	213,633	1.80
1.30	27,000	0.22	27,000	1.30
0.40	967,464	4.67	967,464	0.40
0.12	10,810,212	6.60	9,723,234	0.12
0.08	3,050,750	8.76	937,386	0.08
0.02	2,549,680	9.70	-	0.02
	17,658,739	7.24	11,908,717	$0.19

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

Stock-Based Compensation Associated with Awards to Employees

During the six months ended June 30, 2010 and 2009, the Company granted stock options to employees to purchase 2,626,480 and 2,911,520 shares of common stock with a weighted average grant date fair value of $0.01 per share in both periods.  Stock-based compensation expense recognized during the six months ended June 30, 2010 and 2009 includes compensation expense for stock-based awards granted to employees based on the grant date fair value estimated in accordance with the provisions of ASC 718 of $54,240 and $82,880, respectively.  As of June 30, 2010, there were total unrecognized compensation costs of $102,347 related to these stock options.  These costs are expected to be recognized over a period of approximately 1.41 years.

The impact on operations for share-based compensation is as follows (in thousands):

	Six Months Ended June 30,
	2010	2009

Product costs	$1	$5
Research and development	13	21
Sales and marketing	17	11
General and administrative	24	46
Share-based compensation expense included in net loss	$55	$83

The aggregate intrinsic value of options exercisable as of June 30, 2010 was $0. The aggregate intrinsic value of options exercised during the six months ended June 30, 2010 and 2009 was $0.

The Company estimated the fair value of stock options using the Black-Scholes option valuation model.  The fair value of employee stock options is being amortized on a straight-line basis over the requisite service period of the awards.  The fair value of employee stock options was estimated using the following weighted average assumptions:

	June 30,
	2010	2009

Expected term (years)	4.20	4
Expected volatility	51%	56%
Risk-free interest rate	2.10%	1.69%
Dividend yield	-	-

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding and is based on the options vesting term, contractual terms and industry peers as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.  The expected stock price volatility assumption was determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock.  The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical data for the Company’s common stock becomes available.  The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options.  The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.  Different estimates of volatility and expected term could materially change the value of an option and the resulting expense.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

In addition, ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Forfeitures were estimated based on management’s expectation through industry knowledge as well as historical information. If the Merger is consummated, all stock options will terminate.

The total fair value of employee shares vested during the six months ended June 30, 2010 and 2009 was $105,708 and $85,158, respectively.

Stock-Based Compensation Associated with Awards to Nonemployees

During the six months ended June 30, 2010 and 2009, the Company did not grant options to purchase shares of common stock to nonemployees.

13.	Income Taxes

Provision for Income Tax

The Company's effective tax rate was 0% for income tax for the six months ended June 30, 2010 and expects that its effective tax rate for the full year 2010 will also be 0%.  Based on the weight of available evidence, including cumulative losses since inception and expected future losses, the Company has determined that it is more likely than not that the deferred tax asset amount will not be realized and therefore a valuation allowance has been provided on net deferred tax assets.

Under the provisions of Section 382 and 383 of the Internal Revenue Code, substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards and research and development credits that can be utilized in the future to offset taxable income. If the Merger is consummated, there will be a change in control. The Company has not yet completed the analysis necessary to determine the impact of the change on its net operating loss carryforwards and research and development credits.

The Company files U.S. Federal and state tax returns in various states. The Company is currently not subject to any income tax examinations. Due to the Company’s losses, generally all years remain open.

Uncertain Tax Positions

Effective January 1, 2009, the Company adopted ASC 740-10 (formerly known as FIN 48), Accounting for Income Taxes, guidance that addresses the recognition, measurement, and disclosure of uncertain tax positions. As a result of the implementation of ASC 740-10 uncertain tax positions, the Company did not recognize any adjustment to the liability for uncertain tax positions. As of the date of adoption, the Company recorded a $518,248 reduction to deferred tax assets, all of which was offset by a full valuation allowance and therefore did not record any adjustment to the beginning balance of retained earnings. Total unrecognized income tax benefits as of December 31, 2009 was $518,248, none of which if realized, will affect the effective tax rate due to valuation allowance. There was no change on the amount of unrecognized tax benefits during the year 2010 and the Company does not anticipate the total amounts of unrecognized tax benefits will significantly increase or decrease in the next 12 months.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

The Company's policy is to include interest and penalties related to unrecognized tax benefits within the provision for taxes. Management determined that no accrual for interest and penalties was required as of June 30, 2010.

14.	Employee Benefit Plan

In January 1998, the Company established a qualified savings plan for employees under Section 401(k) (the “401(k) Plan”) of the Internal Revenue Service Code, in which employees may defer their pretax annual salary up to the statutory limits.  The 401(k) Plan permits discretionary matching and profit sharing contributions to be made by the Company.  Through June 30, 2010 the Company has not made any contributions to the 401(k) Plan.

15.	Segment Information

The Company operates in one business segment.  All long-lived assets are maintained in the United States of America. Revenue by geographical location is as follows (in thousands):

	Six Months Ended June 30,
	2010	2009

United States	$5,170	$6,133
Europe	116	124
Rest of the world	12	30
	$5,298	$6,287

16.	Subsequent Events

On July 28, 2010, the Merger was consummated in accordance with the terms and conditions of the Merger Agreement.

Upon completion of the Merger and subject to the terms and conditions of the Merger Agreement, each outstanding share of Series F Preferred Stock of diaDexus converted into approximately 1.7583 shares of common stock of VaxGen, which in the aggregate totaled 19,059,144 shares of VaxGen common stock.  The Common Stock, Series A – E Preferred Stock and all warrants of diaDexus were cancelled without consideration. In addition, in accordance with the Merger Agreement and the Retention Bonus Plan, VaxGen (i) issued 901,390 shares of VaxGen common stock to the executive officers of diaDexus and (ii) paid or will pay approximately $90,048 in cash to the executive officers of diaDexus to satisfy certain withholding obligations incurred in connection with the issuance of the aforementioned shares of VaxGen common stock and $136,729 in cash to non-officer employees of diaDexus.  As of July 28, 2010, after giving effect to the Merger and the issuance of VaxGen common stock to the executive officers of diaDexus, VaxGen had 53,067,057 shares of common stock issued and outstanding, with the former holders of diaDexus Series F Preferred and the executive officers of diaDexus collectively owning approximately 38%, and the pre-Merger VaxGen stockholders owning approximately 62%, of the outstanding VaxGen common stock.

Approximately 10% of the shares issued in the Merger have been placed in escrow to satisfy indemnification obligations, if any, of the former holders of diaDexus Series F Preferred and the executive officers of diaDexus pursuant to the Merger Agreement. The escrow will expire on July 28, 2011.

diaDexus, Inc.
Notes to the Unaudited Financial Statements
June 30, 2010 and 2009 and December 31, 2009

In connection with the completion of the Merger, VaxGen forgave the full remaining amount of the secured promissory note issued by the Company to VaxGen under the Loan Agreement (approximately $4 million principal balance at the time of the Merger), and VaxGen and diaDexus repaid in full the Shareholder Notes.

In connection with the preparation of the Financial Statements, the Company evaluated events subsequent to the balance sheet date of June 30, 2010 through October 12, 2010 (the issuance date of these financial statements), and determined that all material transactions have been recorded and disclosed properly.